Exhibit 99.1

                 Access National Reports Third Quarter Results

     RESTON, Va.--(BUSINESS WIRE)--Oct. 23, 2007--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, announced net income of $243 thousand for the third quarter ended September 30, 2007 compared to $1.9 million for the same period of the prior year. Earnings were impacted by the continuing problems associated with the mortgage industry and the decline in property values. We have adjusted the book value of other real estate owned and we have increased the allowance for loan losses on mortgage loans held for investment. During the third quarter we increased the provision for loan losses by $942 thousand of which $545 thousand relates to mortgage loans repurchased by our mortgage segment and $397 thousand relating to the increase in loans held for investment in our banking segment. In addition, $455 thousand was charged to other operating expense for potential future losses on mortgage loans that may be repurchased. We have taken actions in our mortgage subsidiary that will reduce its size, scope of operations and future operating expenses as a result of the decline in mortgage loan originations.

     For the nine months ended September 30, 2007 Net Income was $3.1 million compared to $5.3 million for the same period of 2006. Interest and fees earned on loans held for investment increased $5.3 million during the nine months of 2007 compared to the same period in 2006. Year to date, other non-interest income increased $2.2 million over last year.

     For the nine months ended September 30, 2007 the commercial banking segment contributed approximately $7.4 million in pre-tax income, down 4% from the $7.7 million for the same period in 2006. The mortgage banking segment had a pre-tax loss of $2.0 million for the same period, compared to pre-tax earnings of $1.7 million in 2006.

     Non-performing assets totaled $4.3 million at September 30, 2007 and consisted of two commercial bank loans totaling $586 thousand, $1.5 million in residential mortgage loans held by our mortgage subsidiary and approximately $2.2 million in other real estate owned. Of the five residential properties that comprised the other real estate owned, two properties, representing $908 thousand, were under contract as of quarter end and have since settled.

     Total assets increased 4% to $643 million at September 30, 2007 compared to $617 million at September 30, 2006.

     Loans held for investment increased approximately $72 million and mortgage loans held for sale decreased $29 million.

     Return on trailing twelve months average assets was .86% in 2007, compared to 1.25% in 2006. Return on trailing twelve months average equity was 8.85% in 2007 compared to 18.91% in 2006. Trailing twelve months average shareholders' equity totaled $63.5 million in 2007 compared to $36.9 million in 2006.

     Earnings per share for the nine months ended September 30, 2007 were $0.26 basic and $0.25 diluted compared to $0.61 and $0.53 reported for same period in 2006.

     During the third quarter the Corporation completed its share repurchase program of 1 million shares at a cost of approximately $8 million at an average weighted price of $8.00 per share. The Corporation remains well capitalized and exceeds regulatory risk based capital guidelines.

     The Corporation redeemed $4 million in trust preferred securities as of September 30, 2007.

     A summary of the operating performance and financial condition for the reporting period is attached.

     Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation, provides residential mortgage loans to bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

     This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC files.


                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                     Sept 30      Sept 30     Percent
                                       2007         2006      Change
----------------------------------------------------------------------
Period end balances
Assets                             $   642,664  $   617,366       4%
Loans held for investment              488,996      417,268      17%
Loans held for sale                     26,363       55,713     -53%
Investment Securities (at fair
 value)                                 94,621      106,542     -11%
Earning assets                         617,510      591,590       4%
Total Deposits                         454,569      473,461      -4%
Shareholder's equity                    58,582       58,276       1%
Mortgage loan originations             878,399      705,880    24.4%
Quarterly averages
   Securities                           94,538      107,254   -11.9%
   Loans held for investment           484,965      413,725    17.2%
   Earning assets                      638,853      583,148     9.6%
   Assets                              657,949      604,913     8.8%
   Interest bearing deposits           406,361      386,169     5.2%
   Total Deposits                      467,322      448,702     4.1%
   Repurchase agreements & federal
    funds                               13,545        5,617   141.1%
   Commercial paper & other short
    term borrowings                     13,092       19,208   -31.8%
   FHLB borrowings                      86,818       67,357    28.9%
   Shareholders' equity                 63,641       49,643    28.2%
Averages (TTM)
   Securities                          100,067       96,840     3.3%
   Average loans held for
    investment                         457,854      384,085      19%
   Average earning assets              632,738      538,850      17%
   Average assets                      651,552      559,042      17%
   Interest bearing deposits           376,688      345,391       9%
   Total Deposits                      439,303      408,382       8%
   Repurchase agreements & federal
    funds                               11,299        2,742     312%
   Commercial paper & other short
    term borrowings                     18,510       13,972      32%
   FHLB borrowings                     104,545       82,587      27%
   Average shareholders' equity         63,465       36,898      72%
Earnings
Net income (YTD)                         3,077        5,329     -42%
Net income (TTM)                         5,616        6,979     -20%
Banking segment - income before
 taxes                                   7,352        7,684      -4%
Mortgage segment - income before
 taxes                                  (2,006)       1,665    -220%
Other segments - income before
 taxes (1)                                (877)      (1,316)    -33%
Consolidated - income before taxes       4,469        8,033     -44%
Common shares outstanding           11,072,854   11,004,785     0.6%
Book value                         $      5.26  $      5.30      -1%
   Basic EPS                       $      0.26  $      0.61     -57%
   Diluted EPS                     $      0.25  $      0.53     -53%
Average outstanding shares
   Basic                            11,830,506    8,773,268    34.8%
   Diluted                          12,104,525   10,112,357    19.7%
Average assets (9 Months)              656,002      576,221    13.8%
Return on average assets (9 Months
 annualized)                              0.63%        1.23%  -49.3%
Average shareholders equity (9
 Months)                                64,446       38,892    65.7%
Return on average equity (9 Months
 annualized)                              6.37%       18.27%  -65.2%
Return on average assets (TTM)            0.86%        1.25%    -31%
Return on average equity (TTM)            8.85%       18.91%    -53%
Net Interest Margin - annualized          3.24%        3.21%    0.9%
Efficiency ratio - bank only             50.59%       49.18%    2.9%
Efficiency ratio - consolidated          83.70%       75.36%   11.1%
Asset quality
Allowance for loan losses                7,152        5,394      33%
Allowance for loan losses/loans
 held for investment                      1.46%        1.29%   13.4%
Non-performing assets                    4,287            -     100%
Non-performing assets/Total loans
 plus OREO                                0.87%        0.00%    100%
Net charge-offs to average loans
 (YTD)                                    0.00%        0.00%    0.0%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)


                     Access National Corporation
                      Consolidated Balance Sheet

                                               Sept 30    December 31
                                             ------------ ------------
                                                 2007         2006
                                             ------------ ------------
(In Thousands)                               (unaudited)
-------------------------------------------- ------------ ------------

ASSETS

   Cash and due from banks                   $    10,324  $    11,974

   Interest bearing balances                       7,475       15,391

   Securities available for sale, at fair
    value                                         94,621      105,163

   Loans held for sale                            26,363       65,320

   Loans held for investment net of
    allowance for loan losses of $7,152 and
    $5,452 respectively                          481,843      428,142

   Premises, Equipment and Land                    9,574        9,598

   Other assets                                   12,464        9,194

                                             ------------ ------------
      Total assets                           $   642,664  $   644,782
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
   Non-interest bearing deposits             $    62,646  $    79,223

   Savings and interest bearing deposits         134,228      120,309

   Time Deposits                                 257,695      239,400
                                             ------------ ------------

      Total deposits                             454,569      438,932

   Short-term borrowings                          76,499       84,951

   Long-term borrowings                           42,411       42,572

   Subordinated debentures                         6,186       10,311

   Other liabilities and accrued expenses          4,417        5,721

                                             ------------ ------------
      Total Liabilities                          584,082      582,487
                                             ------------ ------------

SHAREHOLDERS' EQUITY
   Common stock $0.835 par value; 60,000,000
    authorized; issued and outstanding,
    11,072,854 and 11,816,929 shares
    respectively                                   9,246        9,867

   Surplus                                        23,033       29,316

   Retained earnings                              26,340       23,641

   Accumulated other comprehensive income
    (loss)                                           (37)        (529)

                                             ------------ ------------
      Total shareholders' equity                  58,582       62,295
                                             ------------ ------------

                                             ------------ ------------
      Total liabilities and shareholders'
       equity                                $   642,664  $   644,782
                                             ============ ============


                     Access National Corporation
                Consolidated Statement of Operations

                           Three Months   Nine Months    Nine Months
(In Thousands Except for  Ended 09/30/07 Ended 09/30/07 Ended 09/30/06
 Share Data)               (unaudited)    (unaudited)    (unaudited)
------------------------- -------------- -------------- --------------

INTEREST INCOME
   Interest and fees on
    loans                 $      10,449  $      30,568  $      25,259

   Interest on federal
    funds sold & bank
    balances                        159            527            282

   Interest on securities         1,091          3,294          3,450
                          -------------- -------------- --------------
      Total interest
       income                    11,699         34,389         28,991

INTEREST EXPENSE
   Interest on deposits           5,019         13,465         11,423

   Interest on other
    borrowings                    1,614          5,872          4,236
                          -------------- -------------- --------------
      Total interest
       expense                    6,633         19,337         15,659
                          -------------- -------------- --------------
      Net interest income         5,066         15,052         13,332

Provision for loan losses           942          1,698            173
                          -------------- -------------- --------------
Net interest income after
 provision for loan
 losses                           4,124         13,354         13,159

NONINTEREST INCOME
   Service charges and
    fees                             93            278            247

   Gain on sale of loans          4,719         15,283         13,444

   Other Income                   1,305          6,637          6,278
                          -------------- -------------- --------------
      Total noninterest
       income                     6,117         22,198         19,969

NONINTEREST EXPENSE
   Salaries and benefits          5,053         15,572         14,489

   Occupancy and
    equipment                       615          1,844          1,549

   Other operating
    expense                       4,352         13,667          9,057
                          -------------- -------------- --------------
      Total noninterest
       expense                   10,020         31,083         25,095
                          -------------- -------------- --------------
Income before income tax            221          4,469          8,033

Income tax expense                  (23)         1,392          2,703
                          -------------- -------------- --------------
NET INCOME                $         244  $       3,077  $       5,330
                          ============== ============== ==============

Earnings per common
 share:
Basic                     $        0.02  $        0.26  $        0.61
                          ============== ============== ==============
Diluted                   $        0.02  $        0.25  $        0.53
                          ============== ============== ==============

Average outstanding
 shares:
Basic                        11,533,795     11,830,506      8,773,268
Diluted                      11,769,998     12,104,525     10,112,357


     CONTACT: Access National Corporation
              Michael Clarke, 703-871-2100